Exhibit 21

                                 SUBSIDIARIES OF
                         OCEANEERING INTERNATIONAL, INC.

                                  PERCENTAGE OF OWNERSHIP  JURISDICTION
                                      BY OCEANEERING            OF
SUBSIDIARY                          INTERNATIONAL, INC.    ORGANIZATION
----------                        -----------------------  ------------
Consolidated Launcher Technology, Inc.    100%              Virginia
Eastport International, Inc.              100%              Delaware
Ian Murray Engineering Ltd.               100%              Scotland
Marine Production Systems do Brasil       100%              Brazil
Marine Production Systems Ltd.            100%              Delaware
Marine Production Systems Servicos, Ltda. 100%              Brazil
Monocean Oceaneering Engenharia
   Submarina Ltda.                        100%              Brazil
Multiflex, Inc.                           100%              Texas
Multiflex Limited                         100%              Scotland
Ocean Systems Do Brasil Servicos
   Subaquaticos Ltda.                     100%              Brazil
Ocean Systems Engineering, Inc.           100%              Texas
Ocean Systems Engineering Limited         100%              England
Oceaneering Arabia Ltd.                    50%              Saudi Arabia
Oceaneering A/S                           100%              Norway
Oceaneering Australia Pty. Limited        100%              Australia
Oceaneering do Brasil Servicos
   Submarinos Ltda.                       100%              Brazil
Oceaneering FSC, Inc.                     100%              Barbados
Oceaneering International AG              100%              Switzerland
Oceaneering International (M) Sdn. Bhd.   100%              Malaysia
Oceaneering International (Netherlands)
   B.V.                                   100%              Netherlands
Oceaneering International Pte Ltd         100%              Singapore
Oceaneering International, S.A. de C.V.   100%              Mexico
Oceaneering International
   Services Limited                       100%              England
Oceaneering International
   (Sharjah) Limited                      100%              Sharjah
Oceaneering Limited                       100%              Canada
Oceaneering Services (Nigeria) Limited    100%              Nigeria
Oceaneering Space Systems, Inc.           100%              Delaware
Oceaneering Survey, Inc.                  100%              Delaware
Oceaneering Technologies, Inc.            100%              Delaware
Oceaneering Underwater GmbH               100%              Switzerland
Oceanteam A/S                              50%              Norway
Oceanteam UK Limited                      100%              Scotland
Oil Industry Engineering, Inc.            100%              Texas
P. T. Calmarine                            50%              Indonesia
Servicios Marinos Oceaneering Chile
   Limitada                               100%              Chile
Solus Emirates                            100%              U.A.E.
Solus Ocean Systems, Inc.                 100%              Delaware
Solus Oceaneering (Malaysia) Sdn. Bhd.     49%              Malaysia
Solus Offshore Ltd.                       100%              Cayman Islands
Solus Schall Limited                      100%              England
Solus Schall (Nigeria) Limited             50%              Nigeria
Specialty Wire and Cable Company, Inc.    100%              Texas
Steadfast Oceaneering, Inc.               100%              Virginia